RESTRICTED STOCK AGREEMENT

NEUMEDIA, INC.

RESTRICTED STOCK AGREEMENT (the “Agreement”) made as of December 28, 2011 (the “Grant Date”), between NeuMedia, Inc., a Delaware corporation (the “Company”), and Robert Ellin (the “Holder”).

WHEREAS, the Company has entered into an Executive Chairman Agreement with the Holder (the “Services Agreement”);

WHEREAS, in connection with the Holder’s services under the Services Agreement, the Company desires to offer to the Holder shares of the Company’s common stock, $.0001 par value per share (“Common Stock”), all on the terms and conditions hereinafter set forth; and

WHEREAS, the Holder wishes to accept said offer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Terms of Grant. The Holder hereby accepts the offer of the Company to issue to the Holder, in accordance with the terms of this Agreement, three million four hundred thousand (3,400,000) shares of Common Stock (such shares subject to adjustment pursuant to Subsection 2.1(g) hereof, the “Granted Shares”).

2.           Vesting and Other Restrictions.

(a)          Vesting Schedule. The Granted Shares shall vest as follows: (i) one third (1/3) shall vest immediately upon the completion of one or more debt or equity financings during the Measurement Period (as defined in the Services Agreement) in favor of the Company of gross proceeds of at least $5 million; (ii) one third (1/3) shall vest immediately if on any date during the Measurement Period the Company’s total enterprise value (computed by multiplying the number of outstanding shares of Common Stock on a fully diluted (taking into account only those stock options that are in-the-money on such date), as-converted basis by the average daily trading price for Common Stock for the thirty (30) trading day period immediately preceding the date of determination) equals or exceeds $100 million; and (iii) one third (1/3) shall vest immediately if on any date during the Measurement Period the Company’s total enterprise value (calculated as set forth in clause (ii) above) equals or exceeds $200 million; provided, however, that all unvested shares of restricted common stock shall vest immediately upon the sale of all or substantially all of the assets of the Company, upon the merger or reorganization of the Company following which the equityholders of the Company immediately prior to the consummation of such merger or reorganization collectively own less than fifty percent (50%) of the voting power of the resulting entity, upon the sale of equity securities of the Company representing fifty percent (50%) or more of the voting power of the Company or fifty percent (50%) or more of the economic interest in the Company in a single transaction or in a series of related transactions, or at such time, if any, during the Term at which (A) the composition of a majority of the members of the Board of Directors of the Company is different from the composition of the Board on the Grant Date and (B) the Holder has reasonably objected in writing to such number of new or replacement members joining the Board of Directors after the Grant Date such that he has reasonably objected to a majority of the members of the Board of Directors (a “Change of Control”). For the avoidance of doubt, if the vesting conditions set forth in this Section 2(a) or a Change of Control do not occur prior to the end of the Measurement Period, all unvested shares shall be forfeited and immediately cancelled without further action on the part of the Holder or the Company.

(b)          Prohibition on Transfer. The Holder recognizes and agrees that all Granted Shares, even if fully vested in accordance with Section 2(a), may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee) for a period of one (1) years from the date such shares vest in accordance with Section 2.1(a) (the “Holding Period”). The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(b), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(b).

(c)          Escrow. The certificates representing all Granted Shares issued to the Holder hereunder shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(c). The Company shall release from escrow and deliver to the Holder within thirty (30) days of the Holding Period (with respect to any vested shares) a certificate for the whole number of Granted Shares which have vested and for which the Holding Period has expired. In the event that the vesting conditions set forth above have not been satisfied prior to the expiration of the Measurement Period, the Company shall release from escrow as of the last date of the Measurement Period and cancel a certificate for the number of Granted Shares so forfeited. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

2

(d)          Failure to Deliver Granted Shares. In the event that the Granted Shares to be cancelled by the Company under this Agreement or subject to the Holding Period are not in the Company’s possession pursuant to Subsection 2.1(c) above or otherwise and the Holder or the Holder’s successor or permitted assignee fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Holder to the Company (or its designee) and treat the Holder and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Holder hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(e)          Adjustments. The Company’s 2011 Equity Incentive Plan (the “Plan”) contains provisions covering the treatment of the Granted Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. Notwithstanding any provisions of the Plan, the Granted Shares shall vest in accordance with Subsection 2.1(a) hereof.

3.           General Restrictions on Transfer of Granted Shares.

(a)          The Holder agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Holder is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Granted Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Granted Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed ninety (90) days following the closing of the offering, plus such additional period of time as may be required to comply with NASD Rule 2711 or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Holder has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Granted Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

3

(b)          The Holder acknowledges and agrees that neither the Company nor its shareholders nor its directors and officers, has any duty or obligation to disclose to the Holder any material information regarding the business of the Company or affecting the value of the Granted Shares at any time, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

4.           Purchase for Investment; Securities Law Compliance. The offering and sale of the Granted Shares have not been effectively registered under the Securities Act of 1933, as amended (the “1933 Act”). The Holder hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Holder understands that because the Granted Shares have not been registered under the 1933 Act, the Holder must continue to bear the economic risk of the investment for an indefinite period of time. The Holder represents and warrants that the Holder (a) has been furnished with all information which it deems necessary to evaluate the merits and risks of the receipt of the Granted Shares, (b) has had the opportunity to ask questions concerning the Granted Shares and the Company and all questions posed have been answered to his or her satisfaction, (c) has been given the opportunity to obtain any additional information he or she deems necessary to verify the accuracy of any information obtained concerning the Granted Shares and the Company and (d) has such knowledge and experience in financial and business matters that the Holder is able to evaluate the merits and risks of investing in the Granted Shares and to make an informed investment decision relating thereto. The Holder specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Holder shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Granted Shares issued:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

5.           No Rights as a Stockholder. The Holder shall not have any rights as a stockholder with respect to the Granted Shares, including voting and dividend rights, unless and until such Granted Shares shall have vested in accordance with the terms hereof, and in all cases subject to the restrictions set forth herein.

4

6.           Legend. All certificates representing the Granted Shares to be issued to the Holder pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of December 28, 2011 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

7.           Tax Liability of the Holder and Payment of Taxes. The Holder acknowledges and agrees that any income or other taxes due from the Holder with respect to the Granted Shares issued pursuant to this Agreement, shall be the Holder’s responsibility. Without limiting the foregoing, the Holder agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Holder’s being deemed to be in receipt of earned income, the Company shall be entitled to immediate payment from the Holder of the amount of any tax required to be withheld by the Company under applicable tax law. The Holder has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

Upon execution of this Agreement, if the Holder is a United States tax payer, the Holder may file an election under Section 83 of the Internal Revenue Code of 1986, as amended, in substantially the form attached as Exhibit B. The Holder acknowledges that if he or she does not file such an election, as the Granted Shares become vested in accordance with Section 2.1, the Holder will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Holder.

Any taxes due from the Holder that are required to be withheld by the Company under any applicable tax law shall be paid by the Holder by depositing with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Holder’s estimated total federal, state and local tax obligations associated with the vesting of such shares with respect to the Granted Shares or otherwise withholding from the Holder’s paycheck an amount equal to the withholding tax due and payable.

8.           Equitable Relief. The Holder specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Granted Shares by the Holder in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

5

9.           No Obligation to Maintain Relationship. The Company is not by this Agreement obligated to continue the Holder as an employee, director or consultant of the Company or any affiliate thereof. The Holder acknowledges: (a) that the grant of the shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (b) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall vest, will be at the sole discretion of the Company; (c) that the value of the Granted Shares is an extraordinary item of compensation which is outside the scope of the Holder’s employment contract, if any; and (d) that the Granted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10.         Notices. Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

NeuMedia, Inc.

4751 Wilshire Blvd., 3rd Floor
Los Angeles, CA 90010

If to the Holder:

4751 Wilshire Blvd., 3rd Floor
Los Angeles, CA 90010

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.         Benefit of Agreement. Subject to the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.         Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of California and agree that such litigation shall be conducted in the state courts of State of California or the federal courts of the United States for the District of Los Angeles, California.

6

13.         Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.         Entire Agreement. This Agreement, together with the Services Agreement, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

15.         Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.         Consent of Spouse/Domestic Partner. If the Holder has a spouse or domestic partner as of the date of this Agreement, the Holder’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Holder subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Holder shall, not later than sixty (60) days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17.         Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7

18.         Data Privacy. By entering into this Agreement, the Holder: (a) authorizes the Company and each affiliate thereof to disclose to the Company or any of its affiliates such information and data as the Company or any such affiliate shall request in order to facilitate the grant of Granted Shares; (b) waives any data privacy rights he or she may have with respect to such information; and (c) authorizes the Company and such affiliate to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NeuMedia, Inc.

By:	/s/ David Mandell
Name:	David Mandell
Title:	Corporate Secretary

Holder:

By:	/s/ Robert Ellin
Name:	Robert Ellin

9

EXHIBIT A

CONSENT OF SPOUSE/DOMESTIC PARTNER

I, ___________________, spouse or domestic partner of Robert Ellin, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of [__________], [_____] (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to vesting conditions and that, accordingly, I may be required to forfeit to NeuMedia, Inc. any or all of the unvested Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the vesting conditions described in the Agreement and I hereby consent to the cancellation of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the ______ day of [__________], [_____].

Print name:

A-1

EXHIBIT B

Election to Include Gross Income in Year
of Transfer Pursuant To Section 83(b)
of the Internal Revenue Code of 1986, As Amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his or her gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.           The name, address and social security number of the undersigned are:

Name: Robert Ellin

Address:  ________________________

________________________________

Social Security No.:  _______________

2.           The description of the property with respect to which the election is being made is as follows:

____________(____) shares (the “Shares”) of Common Stock, $0.0001 par value per share, of NeuMedia, Inc., a Delaware corporation (the “Company”).

3.           This election is made for the calendar year [______], with respect to the transfer of the property to the taxpayer on [             ], [       ].

4.           Description of restrictions: The property is subject to certain vesting conditions, which may never occur or may only occur in part, as more fully described in that certain Restricted Stock Agreement, dated as of [                                  ], [         ], by the taxpayer and the Company.

5.           The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $[__] per Share.

6.           The amount paid by taxpayer for said property was $0.00 per Share.

7.           A copy of this statement has been furnished to the Company.

Signed this ______ day of ________________, ________.

Print Name: Robert Ellin

B-1